UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2012

AEROCENTURY CORP.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	94-3263974
(State or Other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

(650)-340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:    Entry into a Material Definitive Agreement
Item 2.03:    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 8, 2012, AeroCentury Corp. (the "Company") entered into a Second Loan Modification (the "Modification") with Union Bank, N.A., as agent and lender ("Union"), and the other lenders under its credit facility, California Bank and Trust, U.S. Bank National Association, and Umpqua Bank (the "Participants"), which amended that certain Loan and Security Agreement, dated April 28, 2010, as amended to date (the "Loan Agreement"), between  the Company, Union and the Participants.

Pursuant to the Loan Agreement as amended by the Modification, which will take effect on April 28, 2012, Union and the Banks agreed to continue to provide a credit facility to the Company with a maximum availability of $90 million, to be secured by all of the Company's assets, through April 29, 2013. The Modification also made changes to covenants under the Loan Agreement relating to leverage, interest coverage, fixed charge coverage and borrowing base calculations.

The foregoing description of the Modification is qualified in its entirety by reference to the Modification, a copy of which is filed as Exhibit 10.1 hereto.

Item 2.02:      Earnings Announcement

On March 6, 2012, the Company announced via press release the Company's preliminary results for its fourth quarter and fiscal year ended December 31, 2011. A copy of the Company's press release is attached hereto as Exhibit 99.1. The disclosure under this item of this Form 8-K and the attached Exhibit 99.1 are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01:  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Document
10.1	Form of Second Loan Modification
99.1	Form of March 6, 2012 Earnings Press Release

SIGNATURES

AEROCENTURY CORP.

Date: March 12, 2012	By:	/s/ Neal D. Crispin

Title: Chairman and CEO